EXHIBIT 99.2

Kyma Batteries LLC

Financial Statements

(Unaudited)

For the Three and Nine Month Periods Ended September 30, 2025

Kyma Batteries LLC Index to Financial Statements September 30, 2025

i

Kyma Batteries LLC Balance Sheets (Unaudited) September 30, 2025 and December 31, 2024

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$509,354	$67,607
Receivable from related party	269	-
Prepaid expenses and other current assets	9,142	229,713
Total current assets	518,765	297,320

Other assets:
Long-term note receivable	86,600,000	-
Patents	268,205	268,205
Total other assets	86,868,205	268,205

Total assets	$87,386,970	$565,525

Liabilities and Member's Equity
Current liabilities:
Accounts payable	$-	$213,550
Payable to related party	-	15,658
Accrued and other liabilities	-	42,168
Total current liabilities	-	271,376

Total liabilities	-	271,376

Member's equity	87,386,970	294,149

Total liabilities and member's equity	$87,386,970	$565,525

See accompanying notes to financial statements.

1

Kyma Batteries LLC Statements of Operations (Unaudited) Three and Nine Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$97,200,000	$-	$97,200,000	$-

Cost of sales
Cost of sales	2,500,000	-	2,500,000	-
Total cost of sales	2,500,000	-	2,500,000	-

Gross profit	94,700,000	-	94,700,000	-

Operating expenses:
Employment expenses	156,721	345,549	508,582	514,927
Research and development expenses	343,780	632,845	1,580,974	969,115
General and administrative expenses	1,801,205	238,101	5,505,186	503,785
Total operating expenses	2,301,706	1,216,495	7,594,742	1,987,827

Operating income (loss)	92,398,294	(1,216,495)	87,105,258	(1,987,827)

Net income (loss)	$92,398,294	$(1,216,495)	$87,105,258	$(1,987,827)

Net income (loss) per member unit
Basic	$46,199.15	$(608.25)	$43,552.63	$(993.91)
Diluted	$46,199.15	$(608.25)	$43,552.63	$(993.91)

Weighted average units used in computing net income (loss) per member unit
Basic	2,000	2,000	2,000	2,000
Diluted	2,000	2,000	2,000	2,000

See accompanying notes to financial statements.

2

Kyma Batteries LLC Statements of Member's Equity (Unaudited) For the Three and Nine Months Ended September 30, 2025 and 2024

Three Months Ended September 30, 2025
Balance as of June 30, 2025	$(2,973,887)
Contributions	1,112,563
Distributions	(3,150,000)
Net income	92,398,294
Balance as of September 30, 2025	$87,386,970

Nine Months Ended September 30, 2025

Balance as of December 31, 2024	$294,149
Contributions	3,137,563
Distributions	(3,150,000)
Net income	87,105,258
Balance as of September 30, 2025	$87,386,970

Three Months Ended September 30, 2024
Balance as of June 30, 2024	$5,859
Contributions	1,200,000
Net loss	(1,216,495)
Balance as of September 30, 2024	$(10,636)

Nine Months Ended September 30, 2024
Balance as of December 31, 2023	$-
Contributions	1,977,191
Net loss	(1,987,827)
Balance as of September 30, 2024	$(10,636)

See accompanying notes to financial statements.

3

Kyma Batteries LLC Statements of Cash Flows (Unaudited) For the Nine Months Ended September 30, 2025 and 2024

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$87,105,258	$(1,987,827)
Reconciliation of net income (loss) to cash provided by (used in) operating activities:
Changes in assets and liabilities:
Receivable from related party	(269)	-
Prepaid expenses and other current assets	220,571	(25,846)
Issuance of long-term note receivable	(86,600,000)	-
Accounts payable	(213,550)	351,670
Payables to related party	(15,658)	-
Accrued and other liabilities	(42,168)	-
Net cash provided by (used in) operating activities	454,184	(1,662,003)
Cash flows from investing activities:
Purchases of patents	-	(11,691)
Net cash used by investing activities	-	(11,691)
Cash flows from financing activities:
Member contributions	3,137,563	1,977,191
Distribution to member	(3,150,000)	-
Net cash provided by (used in) financing activities	(12,437)	1,977,191
Net increase in cash and cash equivalents	441,747	303,497
Cash and cash equivalents, beginning of period	67,607	-
Cash and cash equivalents, end of period	$509,354	$303,497
Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See accompanying notes to financial statements.

4

Kyma Batteries LLC Notes to Financial Statements September 30, 2025

A. Nature of Business

Kyma Batteries LLC (the “Company”), a Delaware limited liability company, was formed on December 8, 2023 and commenced operations effective January 1, 2024. The Company is wholly owned by Independence Investors LLC (“the Parent”). The Company’s primary business activity is the software and hardware development, implementation and installation of an industrial battery management and monitoring system for high voltage battery storage systems. The Company’s operations are currently based in Texas and Wisconsin. The corporate headquarters are located in Dallas, Texas.

Liquidity

As shown in the accompanying financial statements, the Company has limited revenues since inception. As of September 30, 2025, the Company has limited financial resources with which to achieve its objectives and attain profitability and positive cash flows from operations.

In August 2025, the Company successfully installed and energized its battery management and monitoring system on a high voltage battery storage system at its Wisconsin facility. In September 2025, the Company successfully deployed and energized its battery management and monitoring system on numerous battery storage systems in the West Texas Permian Basin. In September 2025, the Company entered into a Master Supply and Services Agreement (“the Agreement”) with GridCore Infrastructure LLC (“GridCore”).

On October 22, 2025, the Company’s Parent formed Independence Power, Inc., a wholly owned subsidiary and the successor in interest to the Company as part of a planned tax-free merger of the Company into Independence Power, Inc. The Company’s Parent acquired 10,000 common shares of Independence Power, Inc. for $2.0 million on October 24, 2025, with the intent those funds would be used for working capital after the Company is acquired by Independence Power, Inc. The acquisition of the Company by Independence Power, Inc. was effective November 1, 2025.

The Company’s owner has additional capital that can be used to fund any working capital needs the Company may have over the next twelve months. Management believes that with this capital and the Agreement entered into with GridCore, the Company will be able to continue as a going concern for at least one year after the date that these financial statements are available to be issued.

B. Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Unaudited Interim Financial Statements

The financial statements of the Company, including the balance sheet as of September 30, 2025, the statements of operations, the statements of changes in member’s equity, and statements of cash flows for the three and nine month periods ended September 30, 2025 and 2024, as well as other information disclosed in the accompanying notes, are unaudited. The balance sheet as of December 31, 2024 was derived from the audited financial statements as of that date. The interim financial statements and the accompanying notes should be read in conjunction with the annual financial statements and the accompanying notes for the year ended December 31, 2024.

5

Kyma Batteries LLC Notes to Financial Statements September 30, 2025

B. Summary of Significant Accounting Policies - continued

The interim financial statements and the accompanying notes have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the results of operations for the periods presented. The results of operations for any interim period are not necessarily indicative of the results to be expected for the full year or for any other future years or interim periods.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2024, the Company had no such investments. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are recorded at the invoiced amount and do not typically bear interest. The Company regularly monitors and assesses its risk of not collecting amounts owed by customers. The Company operates in the renewable energy services industry and its accounts receivables are primarily derived from rural electric cooperatives.

At each balance sheet date, the Company recognizes an expected allowance for credit losses. The Company has elected the practical expedient to assume that current conditions as of the balance sheet date will persist through the reasonable and supportable forecast period for its eligible assets. The Company also considers subsequent collections of accounts receivable balances received after the balance sheet date through the date before the financial statements are available to be issued when determining its allowance estimate. As necessary, the Company will adjust historical data used in the estimation to reflect current conditions. This estimate is calculated on a pooled basis where similar risk characteristics exist. If applicable, accounts receivable are evaluated individually when they do not share similar risk characteristics which could exist in circumstances where amounts are considered at risk or uncollectible.

The allowance estimate is derived from a review of the Company’s historical losses based on the aging of receivables. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s customers have remained constant since the Company’s inception. Since inception, the Company has not incurred any credit losses. As a result, management has determined that no allowance for credit losses is necessary.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income (or an offset to credit loss expense) in the year of recovery. The Company incurred no write-offs for the three and nine months ended September 30, 2025 and 2024.

6

Kyma Batteries LLC Notes to Financial Statements September 30, 2025

B. Summary of Significant Accounting Policies - continued

Patents

The costs incurred for developing patents are capitalized as an intangible asset. Patents are amortized under the straight-line method from the date of issuance over the shorter of 20 years or its expected economic life. As of September 30, 2025, one patent had been issued and is being amortized over nineteen years.

Impairment of Long-lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable on an annual basis as of the date of the balance sheet. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows that the assets are expected to generate.

If long-lived assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value and is recorded in the period the determination was made. Based upon management’s assessment, there was no impairment of long-lived assets as of September 30, 2025.

Revenue

The Company recognizes revenue based on the transfer of control to the customer, reflecting the consideration expected to be received in exchange for our services and products. The Company assesses customers’ ability and intention to pay based on factors such as historical payment experience and financial condition, and we typically bill customers on a monthly basis. Contracts with customers are generally on 30 day payment terms. Contracts may include bundled pricing covering multiple performance obligations, such as monitoring services, maintenance services and mobilization services. In these instances, the Company allocates the transaction price to each performance obligation identified in the contract based on relative stand-alone selling prices, or estimates of such prices, and recognize revenue as control of each product or service is transferred to the customer.

In September 2025, the Company entered into a Master Supply and Services Agreement (“the Agreement”) with GridCore Infrastructure LLC (“GridCore”) whereby the Company would provide the design, manufacture and integration of its proprietary battery management system to GridCore’s existing fleet of Battery Energy Storage Systems unit (“the BESS units”). The contract price was $97.2 million, of which the Company received a cash down payment of $10.6 million on September 11, 2025. The remaining purchase price of $86.6 million was paid in the form of a secured promissory note issued by GridCore calling for semi-annual interest payments beginning March 10, 2026 and quarterly principal payments of $21.65 million beginning December 10, 2026, with the final payment due on September 10, 2027. In addition, the Agreement calls for the Company to provide monitoring and maintenance services (“the Services”), as defined in the Agreement, on the BESS units for a monthly fee of $5,000 per BESS unit for ten years from the Placed-In-Service date, with options for successive five-year renewals.

The Company successfully installed, deployed and energized its battery management and monitoring system on the BESS units during September 2025, establishing the Placed-In-Service date for the BESS units effective on September 26, 2025, effectively satisfying the Company’s contractual obligations under the $97.2 million supply agreement and triggering the start of the monthly fee for the “Services”.

At September 30, 2025, the Company determined the $86.6 million note receivable from GridCore plus required interest payments are fully collectible.

7

Kyma Batteries LLC Notes to Financial Statements September 30, 2025

B. Summary of Significant Accounting Policies - continued

Fair Value Measurement

Certain of the Company’s assets and liabilities are measured at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based upon inputs that market participants would use in pricing an asset or liability, which are characterized according to a fair value hierarchy that prioritizes those inputs based on the degree to which they are observable. Observable inputs represent market data obtained from independent sources, whereas inputs that are generally less observable from objective sources reflect management’s estimates and assumptions and are used if observable inputs are not reasonably available without undue cost and effort. The three input levels are as follows:

•	Level 1 — Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.

•	Level 2 — Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies.

•	Level 3 — Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company classifies financial assets and liabilities based on the lowest level of input that is significant to the fair value measurement. Assessment of the significance of a particular input requires judgment that may affect the valuation and its placement within the hierarchy levels.

The carrying values of financial instruments, including accounts payable and accrued liabilities approximate fair value due to the short-term maturity of these instruments. The carrying value of the note receivable approximates fair value due to being at market rates.

Segment Reporting

The Company manages its business activities and operates in a single operating and reportable segment. Operating segments are defined as components of a public entity that engages in business activities and for which discrete financial information and operating results are available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and assess performance.

The Company’s Chief Executive Officer (“CEO”) has been determined to be the chief operating decision maker of the Company. The CEO uses net income, as reported on our income statements, to assess financial performance and allocate resources. The CEO manages and evaluates the results of the Company and net income is used to evaluate key operating decisions, such as making strategic acquisitions, determining transaction structures to capitalize on the Company’s business plan, and allocating resources for general and administrative expenditures. The CEO does not review balance sheet assets when assessing segment performance and deciding how to allocate resources. All significant segment expenses are presented separately on the Company’s statement of operations. There are no other significant segment expenses or other segment items that would require disclosure.

8

Kyma Batteries LLC Notes to Financial Statements September 30, 2025

B. Summary of Significant Accounting Policies - continued

Research and Development Expenses

Research and development expenses are charged to expense as incurred as they relate to design and development of new products. Research and development expenses totaled $343,780 and $1,580,974 for the three and nine months ended September 30, 2025, respectively. Research and development expenses totaled $632,845 and $969,115 for the three and nine months ended September 30, 2024, respectively.

Earnings per Member Unit

Earnings (losses) per member unit are computed by dividing net income (loss) by the weighted-average number of units outstanding during the year. Fully diluted earnings per member unit are computed by dividing net income (loss) by the sum of the weighted-average number of member units outstanding, convertible member units, and the additional member units that would have been outstanding if potential member units had been issued. Potential member units are not included in the computation of fully diluted earnings per member unit if their effect is anti-dilutive. The computation of earnings per member unit is based on the weighted average number of member units outstanding at the date of the financial statements. The Company has no potentially dilutive securities and, accordingly, basic and dilutive net income (loss) per member unit do not differ.

Income Taxes

The Company is organized as a limited liability company and is a wholly owned disregarded entity under its Parent entity, a sub-chapter S corporation for federal income tax purposes. As a result, income or losses are taxable or deductible to the Parent’s member rather than at the Company level; accordingly, no provision has been made for federal income taxes in the accompanying financial statements. In certain instances, the Company is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.

State income tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the consolidated financial statements. The tax expense recorded would equal the largest amount of expense related to the outcome that is 50% or greater likely to occur. The Company classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. Management of the Company has not taken a tax position that, if challenged, would be expected to have a material effect on the financial statements as of September 30, 2025, or for the nine months ended September 30, 2025.

The Company did not incur any penalties or interest related to its tax returns during the three and nine months ended September 30, 2025 and 2024.

Under the centralized partnership audit rules effective for tax years beginning after 2017, the Internal Revenue Service (“IRS”) assesses and collects underpayments of tax from the Company instead of from each partner. The Company may be able to pass the adjustments through to its partners by making a push- out election or, if eligible, by electing out of the centralized partnership audit rules.

9

Kyma Batteries LLC Notes to Financial Statements September 30, 2025

B. Summary of Significant Accounting Policies - continued

The collection of tax from the Company is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on Company income, regardless of who pays the tax or when the tax is paid, is attributed to the members.

Any payment made by the Company as a result of an IRS examination will be treated as a distribution from the Company to the Parent in the financial statements.

New Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), which expands a public entity’s annual and interim disclosure requirements about their reportable segments, primarily through more detailed disclosures about significant segment expenses. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures in ASC 280 on an interim and annual basis. ASU 2023-07 is effective for annual periods beginning after December 15, 2023, and for interim periods beginning after December 15, 2024. We have adopted this standard for our fiscal year 2024 annual financial statements and have applied this standard retrospectively for all prior periods presented in the financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvement to Income Tax Disclosures ("ASU 2023-09”), which updates income tax disclosures related to the effective income tax rate reconciliation and requires disclosure of income taxes paid by jurisdiction. The guidance is effective for annual periods beginning after December 15, 2024, and may be applied prospectively or retrospectively, with early adoption permitted. The Company does not believe this will have a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”), which requires public entities to disclose additional information about certain costs and expenses included in relevant expense captions presented on the income statement. ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and for interim periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating ASU 2024-03 to determine its impact on the Company’s disclosures.

On January 1, 2025, the Company adopted Financial Accounting Standards Board Accounting Standards Update (“ASU”) 2025-05: Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient for an entity to assume that current conditions as of the balance sheet date will persist through the reasonable and supportable forecast period for eligible assets as well as provide a policy election to consider subsequent collections of balances received after the balance sheet date through a date selected by the entity. The Company applied the standard on a prospective basis to its eligible assets of accounts receivable and contract assets. There was no material impact on the Company’s results of operations or financial condition upon adoption of the new standard.

10

Kyma Batteries LLC Notes to Financial Statements September 30, 2025

B. Summary of Significant Accounting Policies - continued

In July 2025, the FASB issued ASU 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets ("ASU 2025-05"), which provides a practical expedient related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under ASC 606, Revenue from Contracts with Customers. The practical expedient permits an entity to assume that current conditions as of the balance sheet date do not change for the remaining life of the current accounts receivable and current contract assets. ASU 2025-05 is effective for annual and interim periods beginning after December 15, 2025 on a prospective basis, with early adoption permitted. The Company is currently evaluating the potential impact of adopting this new guidance on the financial statements and related disclosures.

C. Patents

As of September 30, 2025, the Company had multiple filed patents in various stages toward issuance, and the Company had capitalized $268,205 in patent related costs. One patent was issued in July 2025. The Company recorded amortization expense of $0 and $0 during the three and nine months ended September 30, 2025. There was no amortization expense on patents during the three and nine months ended September

30, 2024.

D. Member’s Equity

As of September 30, 2025, the Company had 2,000 member units issued and outstanding, which were 100% owned by Independence Investors LLC as its sole member and Parent. During the three and nine months ended September 30, 2025, the sole member contributed $1,112,563 and $3,137,563 to the Company. During the three and nine months ended September 30, 2024, the sole member contributed $1,200,000 and $1,977,191 to the Company. Distributions are available to be made to the member up to the amount of their initial capital contribution plus accumulated net earnings of the Company. The Company made a distribution to the member of $3,150,000 during the three and nine months ended September 30, 2025. No distributions were made during the three and nine months ended September 30, 2024.

E. Commitments and Contingencies

Litigation

Occasionally, the Company is subject to legal proceedings, disputes and claims that arise in the ordinary course of business. The Company’s operations are subject to extensive and rapidly changing federal and state environmental, health and safety and other laws and regulations. The Company is not a party to any litigation that would have a material impact to the Company’s operations.

F. Leases

The Company determines if an arrangement is a lease at inception. Any operating lease is included in operating lease right-of-use (“ROU”) asset and operating lease liability in our balance sheets. Operating lease expense is included in general and administrative expenses on the statements of operations. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. If the lease does not provide an implicit rate of return, the Company will use a discount rate commensurate with the incremental borrowing rate of a group of peers based on information available at the application date in determining the present value of lease payments. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

11

Kyma Batteries LLC Notes to Financial Statements September 30, 2025

The Company had a short-term lease for its corporate office in 2024, which expired in February 2025 and was not renewed. In January 2025, the Company entered into a one year lease with a related party for office, warehouse and manufacturing space in Wisconsin for $50,000 per month. The Company incurred

$150,000 and $467,000 in rent expense for the three and nine months ended September 30, 2025, which is included in general and administrative expenses on the accompanying statement of operations. The Company paid $58,329 and $141,244 in rent expense for the three and nine months ended September 30, 2024, which is included in general and administrative expenses on the accompanying statements of operations.

G. Related Party Transactions

The Company has certain reimbursement transactions with an affiliate entity under common ownership with its Parent entity. The affiliate entity generally pays for certain expenses on behalf of the Company and subsequently reimburses the affiliate for these costs. The Company had a receivable from the affiliate of

$269 at September 30, 2025. The Company had a payable to the affiliate of $15,658 at December 31, 2024.

Effective January 1, 2025, the Company has a management agreement with Independence TX LLC, an affiliate, whereby the affiliate provides management services, including executive services, to the Company for $500,000 per month. During the nine months ended September 30, 2025, the Company paid $4,500,000 for these services.

Effective January 1, 2025, the Company has an office and warehouse lease agreement with Independence WI LLC, an affiliate, whereby the Company leases office and warehouse space in Wisconsin for $50,000 per month. During the nine months ended September 30, 2025, the Company paid $450,000 for these services.

In September, 2025, the Company paid $2,500,000 to ITX Micro Grid Development LLC for contract services rendered as part of the Master Supply and Services Agreement.

H. Subsequent Events

Management has evaluated all subsequent events for potential recognition or disclosure through January 6, 2026, which is the date these financial statements were available for issuance.

On October 22, 2025, the Independence Investors LLC (the “Parent”) formed Independence Power, Inc. (“Power”), a wholly owned subsidiary and the successor in interest to the Company as part of a planned tax-free acquisition of the Company by Power. The acquisition was effective November 1, 2025.

On December 30, 2025, Power was acquired by TriUnity Business Services Limited (“TriUnity”) pursuant to an agreement and plan of merger (“the Merger”). As a result of the Merger, Power became a wholly-owned subsidiary of the TriUnity, and the Parent acquired a controlling interest in the TriUnity. Accordingly, the Merger constitutes a “reverse merger,” and Power is considered the accounting acquirer for financial reporting purposes. Upon completion of the Merger, the business conducted by Power became the primary business of TriUnity.

12